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                                                                    EXHIBIT 23.3







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 333-31117 of Roberts Realty Investors, Inc. on Form S-3/A No. 2 of our audit report dated February 28, 1997 appearing in the Annual Report on Form 10-KSB of Roberts Realty Investors, Inc. for the year ended December 31, 1996 as amended by Amendment No. 1 thereto filed April 30, 1997 and Amendment No. 2 thereto filed September 3, 1997.


We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




DELOITTE & TOUCHE LLP

Atlanta, Georgia

October 28, 1997